                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [_]

                           CHECK THE APPROPRIATE BOX:

        [_] PRELIMINARY PROXY STATEMENT [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))

                         [X] DEFINITIVE PROXY STATEMENT

                       [_] DEFINITIVE ADDITIONAL MATERIALS

 [_] SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OR SECTION 240.14a-12

                                 SYNTELLECT INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] NO FEE REQUIRED

             [_] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES
                             14a-6(i)(4) AND 0-11.


                 (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION
                 APPLIES:




                 (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION
                 APPLIES:




                 (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

                  (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:




                  (5) TOTAL FEE PAID:



[_]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[_] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

                  (1) AMOUNT PREVIOUSLY PAID:




                  (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:




                  (3) FILING PARTY:




                  (4) DATE FILED:



NOTES:

                        [LOGO OF SYNTELLECT APPEARS HERE]



                             20401 North 29th Avenue
                             Phoenix, Arizona 85027


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2000


To the Stockholders:

      The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Syntellect Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 1, 2000, at 10:30 a.m., Phoenix, Arizona time, at Syntellect Corporate Headquarters, 20401 North 29th Avenue, Phoenix, Arizona 85027, for the following purposes:


1. To elect two directors to the Board of Directors to serve for a three-year term; and

2. To approve an amendment to the Company's 1995 Long-term Incentive Plan to increase the number of shares of Syntellect common stock authorized for issuance thereunder from 1,500,000 to 2,100,000; and

3.       To Approve an amendment to the Company's Non-employee Director Stock
         Plan; and

4. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

5.       To transact such other business as may properly come before the Annual
         Meeting.

         Each outstanding share of the Company's common stock entitles the holder of record at the close of business on April 3, 2000 to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. A copy of the Company's 1999 Annual Report to Stockholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.

                                         By Order of the Board of Directors
                                         /s/ Timothy P. Vatuone
                                         Timothy P. Vatuone
                                         Secretary

Phoenix, Arizona
April 24, 2000

                                    IMPORTANT

STOCKHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                        [LOGO OF SYNTELLECT APPEARS HERE]



                             20401 North 29th Avenue
                             Phoenix, Arizona 85027

                                 PROXY STATEMENT


      This Proxy Statement is furnished to the stockholders of Syntellect Inc., a Delaware corporation ("Syntellect" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held on Thursday, June 1, 2000, at 10:30 a.m., Phoenix, Arizona time, at Syntellect Corporate Headquarters, 20401 North 29th Avenue, Phoenix, Arizona 85027 (the "Annual Meeting"), and at any adjournment or adjournments thereof. The proxy materials were mailed on or about April 24, 2000, to stockholders of record at the close of business on April 3, 2000 (the "Record Date"). The Company had 11,782,242 shares of common stock outstanding, par value $.01 per share ("Common Stock"), as of the close of business on the Record Date. Only stockholders of record on the Record Date will be entitled to vote at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

      Each stockholder is entitled to one vote per share for the election of directors as well as on all other matters that may be properly considered at the Annual Meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or
(iii) sending written notice of revocation to the Secretary of the Company at its principal executive offices located 20401 North 29th Avenue, Phoenix, Arizona 85027.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Meeting and will determine whether or not a quorum is present. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to other matters submitted at the Annual Meeting, the approval of any such matter would require a greater number of votes cast favoring the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions with respect to a proposal are counted for purposes of establishing a quorum. Abstentions will not be counted as votes for or against the election of directors, but will have the effect of a vote against any other matter. Broker non-votes will not be counted as votes for or against any matter submitted to a vote of shareholders.

      The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, or facsimile. The Company has retained Corporate Investor Communications, Inc., at an estimated cost of $3,000, plus reimbursement of expenses, to assist in soliciting proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees, and fiduciaries to solicit proxies, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith.

      As of the date of this Proxy Statement, the Company knows of no matter to be brought before the Annual Meeting other than those referred to in the accompanying Notice of Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The number of directors of the Company is four divided into three classes. Each director is elected for three years and the terms are staggered so that only one class is elected by the stockholders annually. The present terms of Messrs. Anthony V. Carollo and Michael D. Kaufman will expire at the Annual Meeting. Messrs. Carollo and Kaufman have been nominated for re-election as directors of the Company and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Messrs. Carollo and Kaufman as directors of the Company. If either Mr. Carollo or Mr. Kaufman becomes unavailable for any reason, or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected and will serve as directors for three years or until their successors are duly elected and qualified.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

       Information concerning the names, ages, terms, positions with the Company, and business experience of the Company's current directors is set forth below:

Name                                                 Age
----                                                 ---
Anthony V. Carollo, Jr..........................     58

Michael R. Bruce (1) (2)........................     52
William P. Conlin (1) (2).......................     66
Michael D. Kaufman (1)..........................     59

                                                    Term
Position                                            Expires
--------                                            -------
Director, Chairman of the Board of Directors,       2000
and Chief Executive Officer
Director                                            2001
Director                                            2002
Director                                            2000

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

         Anthony V. Carollo, Jr. became Syntellect's Chairman and Chief Executive Officer (CEO) on November 4, 1999 after serving as Chairman and interim CEO since May 14, 1999. He has served as a director since August 1998. Prior to February 15, 2000, Mr. Carollo was a member of the Audit Committee. Mr. Carollo was the President of Xantel Corporation from April 1998 to November 1999. Previously, Mr. Carollo was the President and Chief Operating Officer of Fujitsu Business Communication Systems and a former Vice President and General Manager of ROLM Corporation. He has also held numerous financial positions, at ROLM, Arcata Communications and Arthur Andersen & Company. Mr. Carollo currently serves as a director of Marshall & Ilsley Trust Company of Arizona and Spectralink Corporation. Mr. Carollo holds a Bachelor's of Science degree from the University of Santa Clara and a Master of Business Administration degree from UCLA.

         Michael R. Bruce has served as a director of the Company since December 1997. Mr. Bruce serves as Managing Director and Chief Investment Officer of American Asset Management in New York, and has been a General Partner of Catalyst Associates since 1995. Prior to joining American Asset Management in 1993, Mr. Bruce assisted in the formation of Johnston Bruce Asset Management where he served as Managing Director and Portfolio Manager for four years. He was also a general partner of Adler & Shaykin, an investment banking firm, from 1983 to 1989. Mr. Bruce holds a Bachelor's Degree from Hamilton College. In addition, he earned a CFA designation in 1976 and is a member of the New York Society of Security Analysts and the Financial Analysts Federation.

         William P. Conlin has served as a director of the Company since February 1995. Mr. Conlin serves as a private consultant to several high-tech companies in the Southern California area, including Odetics, Inc., Airborne Systems, Inc., and Facilities Management, Inc. Mr. Conlin served as President and Chief Executive Officer of CalComp, Inc., an Anaheim, California computer graphics and distribution company, from 1983 to 1993. From 1960 to 1983, Mr. Conlin served in a variety of management positions at Burroughs Corp. (now Unisys). Mr. Conlin currently serves as director and is on the Compensation Committee for SDRC, a leading supplier of mechanical design automation software. Mr. Conlin is on the advisory boards of the Graduate School of Management and the School of Engineering at the University of California, Irvine.

         Michael D. Kaufman has served as a director of the Company since November 1998. Mr. Kaufman has served as a managing general partner of MK Global Ventures in California since 1987. Prior to that Mr. Kaufman was a general partner of Oak Investment Partners where he was involved in the formation of numerous technology companies. He is currently a director of and serves on the Compensation Committee of Davox Corporation. He also serves on the Board of Asante Technologies, Inc., Disc Inc., Human Pheromone Sciences, Inc., and HyperMedia Communications, Inc. Mr. Kaufman holds a Bachelor's of Science degree in mechanical engineering and a Master of Science degree in industrial management and finance from the Polytechnic University New York.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each director of the Company,
(b) the Chief Executive Officer and each of the four other most highly compensated officers of the Company (collectively, the "Named Executive Officers"), (c) each person known by the Company to beneficially own more than 5% of such stock; and (d) all directors and Named Executive Officers of the Company as a group.

                                                 Shares Beneficially      Percent
Name and Address of Beneficial Owner                  Owned (1)            Owned
------------------------------------                  ---------            -----
Michael D. Kaufman (2) ...................            1,263,600            10.5%
Dimensional Fund Advisors Inc. (3) .......              952,100             7.9%
J. Lawrence Bradner (4) ..................              799,654             6.6%
T. Rowe Price Associates, Inc (5) ........              700,000             5.8%
Nixon Group (6) ..........................              698,220             5.8%
Noro-Moseley Partners II., L. P. (7) .....              625,000             5.2%
W. Scott Coleman (8) .....................              255,814             2.1%
Anthony V. Carollo (9) ...................               98,200               *
Michael R. Bruce(10) .....................               45,720               *
Michael L. Talley (11) ...................               34,700               *
William P. Conlin (12) ...................               21,120               *
Keith A. Pekkala (13) ....................               15,200               *
Steven M. Pizzagoni ......................               10,000               *

All Directors and Named Executive Officers
 as a group (9 persons) (14) .............            1,744,354            14.5%

* Represents less than 1% of the outstanding Common Stock.

(1) This information regarding security ownership of the Common Stock is as of March 20, 2000 except for the security ownership information regarding Dimensional Fund Advisors Inc., which is derived from a Schedule 13G filed by Dimensional Fund Advisors Inc. with the Commission on February 11, 2000;
     T. Rowe Price Associates, Inc., which is derived from a Schedule 13G filed by T. Rowe Price Associates, Inc. with the Commission on February 14, 2000; and the Nixon Group, which is derived from a Schedule 13G filed by the Nixon Group with the Commission on March 6, 2000. The percent owned calculations are based on the number of shares of Common Stock outstanding on March 20, 2000, or within sixty days thereafter.

(2) The total number of shares of common stock shown for Mr. Kaufman includes 1,070,000 shares held by MK GVD Fund. Mr. Kaufman is a general partner of MK GVD Management, the general partner of MK GVD Fund. Mr. Kaufman disclaims beneficial ownership of these shares; however, Mr. Kaufman shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be a beneficial owner thereof. The total includes 10,000 shares held by Mr. Kaufman's spouse and 3,600 shares subject to unexercised options which were exercisable on March 20, 2000 or within 60 days thereafter. Mr. Kaufman's address is c/o MK GVD Fund, 2471
     E. Bayshore Road, Suite 520, Palo Alto, California 94303.

(3) Dimensional Fund Advisors Inc. ("Dimensional") is a California-based registered investment advisor. Dimensional is deemed to have beneficial ownership of 952,100 shares of Common Stock, all of which are held in portfolios for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares of Common Stock. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(4) The total number of shares of common stock shown for Mr. Bradner includes 282,852 shares subject to unexercised options which were exercisable on March 20, 2000, or within 60 days thereafter. Mr. Bradner's address is 210 Hepplewhite Drive, Alpharetta, Georgia 30022.

(5) T. Rowe Price Associates, Inc. is a Maryland-based registered investment advisor. The shares of Common Stock shown for T. Rowe Price Associates, Inc. are owned by various individuals and institutional investors, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims the beneficial ownership of such securities. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) The total number of shares of Common Stock shown for the Nixon Group is distributed among the following individuals and entities, who collectively comprise the Nixon Group: 1,020 shares owned by Geoffrey Nixon, whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 258,200 shares owned by Mission Partners, L.P., a Delaware limited partnership ("Mission"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 83,500 shares owned by Liberty Nominees Limited, a New Zealand company ("Liberty"), whose address is P. O. Box 10-246, Wellington, New Zealand; 57,300 shares owned by Horizon Offshore, Ltd., a Cayman Islands investments corporation, whose address is c/o International Management Services, Limited, Harbour Centre, North Church Street, P. O. Box 616, George Town, Grand Caymen, Caymen Islands, B.W.I.; 38,000 shares owned by U.S. Equity Investment L.P., a Delaware limited partnership ("Equity"), whose address is 1001 North Highway 1, Suite 800, Jupiter, Florida 33477; 250,200 shares owned by Mayfair Capital Fund, L.P., a Delaware limited partnership ("Mayfair"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 0 shares owned by MCM Associates, Ltd., a Delaware corporation ("MCM"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 10,000 shares owned by MCM Profit Sharing Plan -DLJSC-Custodian FBO Geoffrey Nixon, Trustee, a New York entity ("PSP"), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036.

      Each member of the Nixon Group has sole voting and dispositive power over the shares attributed to such entity, except as noted hereafter. MCM is the sole general partner of Mission, and as such has voting and dispositive power over the shares owned by Mission. Geoffrey Nixon is the sole officer, director and shareholder of Mission. MCM has sole voting power and investment discretion over investment accounts established by Liberty and Equity. MCM is the sole investment adviser of Horizon and exercises voting control and dispositive power over the shares owned by Horizon. The voting and disposition of the shares owned by Mayfair is controlled by MCM Capital Management, LLC, a Delaware limited liability company, and the sole general partner of Mayfair. Geoffrey Nixon is the sole management and principal member of MCM Capital Management, LLC are subject to the voting control PSP is a New York profit sharing plan for the benefit of Geoffrey Nixon, who is the sole Trustee and Beneficiary of PSP; accordingly, Geoffrey Nixon has sole voting and dispositive power over the shares owned by PSP. This information was obtained from the
      Schedule 13G filed by the Nixon Group with the Securities and Exchange Commission on March 13, 2000.

(7) Noro-Moseley Partners II, L.P. is an Atlanta-based venture capital firm. The address of Noro-Moseley Partners II, L.P. is c/o Noro-Moseley Partners, 4200 Northside Parkway N.W., Building 9, Atlanta, Georgia 30327.

(8) The total number of shares of common stock shown for Mr. Coleman includes 196,000 shares subject to unexercised options which were exercisable on March 20, 2000, or within 60 days thereafter.

(9) The total number of shares of common stock shown for Mr. Carollo includes 28,200 shares subject to unexercised options which were exercisable on March 20, 2000, or within 60 days thereafter.

(10) The total number of shares of common stock shown for Mr. Bruce includes 6,720 shares subject to unexercised options which were exercisable on March 20, 2000, or within 60 days thereafter.

(11) The total number of shares of common stock shown for Mr. Talley includes 22,800 shares subject to unexercised options which were exercisable on March 20,2000, or within 60 days thereafter

(12) The total number of shares of common stock shown for Mr. Conlin includes 21,120 shares subject to unexercised options which were exercisable on March 20, 2000, or within 60 days thereafter.

(13) The total number of shares of common stock shown for Mr. Pekkala includes 1,200 shares subject to unexercised options which were exercisable on March 20, 2000, or within 60 days thereafter.

(14) The total number of shares of common stock shown for all directors and Named Executive Officers as a group includes an aggregate of 279,640 shares subject to unexercised options which were exercisable on March 20, 2000, or within sixty days thereafter.

BOARD OF DIRECTORS' MEETINGS, COMPENSATION, AND COMMITTEES

      During the fiscal year ended December 31, 1999, the Board of Directors of the Company met on four occasions. Each of the Company's directors attended all of the meetings of the Board of Directors and of the meetings held by committees of the Board of Directors on which he served.

      Directors who are not officers or employees of the Company are compensated $1,500 for attendance at regular Board of Directors meetings, $200 for participation in telephonic Board of Directors meetings, and $200 for attendance at, or participation by telephone in, meetings of committees of the Board of Directors of which they are members. In addition, non-employee directors also receive an annual retainer of $5,000 for their service with the Company. Non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at each meeting of the Board of Directors and committee meetings of the Board of Directors. Pursuant to the Company's Non-employee Director Stock Plan, non-employee directors are eligible to receive (i) a one-time grant of options to purchase 10,000 shares of Common Stock on the third business day after the non-employee director is first elected or appointed to the Board of Directors and (ii) an annual grant of options to purchase 5,000 shares of Common Stock on each June 1 thereafter. A non-employee director must be a member of the Board of Directors on the relevant June 1 in order to receive the annual grant of options for that year.

        The Board of Directors maintains a standing Compensation Committee and a standing Audit Committee. The Compensation Committee, which met once during 1999, reviews all aspects of compensation of executive officers of the Company and approves or makes recommendations on such matters to the full Board of Directors. The Audit Committee, which met once during 1999, is primarily concerned with the effectiveness of the audits of the Company by its internal audit staff and by the Company's independent auditors. Its responsibilities include recommending the selection of independent auditors, reviewing the organization and scope of the Company's internal system of audit and controls, and evaluating the Company's financial reporting activities and the accounting standards and principles followed. The Company does not maintain a standing nominating committee or other committee performing similar functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock, to file reports of beneficial ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Based solely upon a review of the copies of such forms furnished to the Company, or written representations from certain reporting persons that no Form 5 was required for such person, the Company believes that, during 1999, all officers, directors, and persons who own more than 10% of the Company's Common Stock complied with the applicable Section 16(a) filing requirements; however, the reports required to be filed by Messrs. Talley and Pizzagoni were filed late. With respect to Mr. Talley, 5 reports were filed late, covering a total of 6 transactions. With respect to Mr. Pizzagoni, 2 reports were filed late, covering a total of 3 transactions.

                             EXECUTIVE COMPENSATION

      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 1999, 1998, and 1997, by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                                       Long Term
                                                   Annual Compensation                                                Compensation
                                                   -------------------                                                ------------

                                                                                             Other      Securities
                                                                                             Annual     Underlying      All Other
                                                     Salary               Bonus           Compensation    Options     Compensation
  Name and Principal Position            Year          ($)                 ($)               ($) (1)      (#) (2)        ($) (3)
  ---------------------------            ----          ---                 ---               -------      -------        -------
Anthony V. Carollo Jr. (4)               1999         26,461                  0                  0        350,000             46
Chairman of the Board and Chief          1998              0                  0                  0         10,000              0
Executive Officer                        1997              0                  0                  0              0              0

W. Scott Coleman (5)                     1999        210,000                  0                  0              0          3,618
President, Call Center Software          1998        185,000             37,000(6)               0        120,000          3,821
and Services                             1997        178,192                  0                  0         25,000          3,714

Michael L. Talley (7)                    1999        157,500             32,000                  0         30,000          2,226
Executive Vice President                 1998         81,827             30,000                  0         30,000          1,822
Professional Services                    1997              0                  0                  0              0              0

Keith A. Pekkala (8)                     1999         64,730                  0                  0         10,000          1,476
Vice President and Controller            1998              0                  0                  0              0              0
                                         1997              0                  0                  0              0              0

Steven M. Pizzagoni (9)                  1999         34,134                  0                  0         50,000             41
Executive Vice President of Sales        1998              0                  0                  0              0              0
                                         1997              0                  0                  0              0              0

J. Lawrence Bradner (10)                 1999        309,943(11)              0                  0              0          5,728
Former Chairman of the Board, Chief      1998        252,090             60,500(6)               0              0          9,655
Executive Officer, President and         1997        252,000                  0                  0         27,500          6,437
Chief Operating Officer

Neal L. Miller (12)                      1999        180,000                  0                  0              0          3,594
Former President, Syntellect             1998        170,000             72,500(13)              0        100,000          3,766
Interactive Services                     1997        145,000                  0                  0         10,000          3,237


Steve G. Nussrallah (14)                 1999         52,500(15)              0                  0              0              0
Former President and Chief               1998        234,750(16)              0                  0              0              0
Operating Officer                        1997        210,000                  0                  0         25,000          4,756

Peter W. Pamplin (17)                    1999        130,000                  0                  0         30,000             66
Former Vice President, Chief             1998        113,301             14,000(6)               0          5,000            331
Financial Officer, Secretary and         1997         55,417                  0                  0         12,500            165
Treasurer

(1) Other annual compensation for the periods presented was less than 10% of the respective executive officer's total annual salary and bonus.

(2) The amounts shown in this column represent outstanding stock options granted pursuant to Syntellect's Long-term Incentive Plan and Restated Stock Option Plan.

(3)  The amounts shown in this column for 1999 include the following:

                                 Long-term Disability   Company Contribution to
                                and or Life Insurance    401(k) Profit Sharing
             Name                    Premiums ($)               Plan ($)                Total ($)
             ----                    ------------               --------                ---------
Mr. Carollo................               46                         0                        46
Mr. Coleman................              306                     3,312                     3,618
Mr. Talley.................              255                     1,971                     2,226
Mr. Pekkala................               50                     1,426                     1,476
Mr. Pizzagoni..............               41                         0                        41
Mr. Bradner................            3,501                     2,227                     5,728
Mr. Miller.................              282                     3,312                     3,594
Mr. Pamplin................               66                         0                        66

(4) Mr. Carollo was elected interim Chief Executive Officer and Chairman of the Board on May 12, 1999 and became Chief Executive Officer and Chairman of the Board on November 4, 1999.

(5) Mr. Coleman joined the Company and became its Vice President of Product Development in February 1993. He served as Chief Executive Officer from October 1995 to March 1996, and served as Senior Vice President and General Manager, Call Center Systems, from March 1996 to April 1997. He was promoted to President, Call Center Systems, in May 1997.

(6) The 1998 bonus amounts shown for Messrs. Bradner, Coleman, and Pamplin represent bonuses earned in 1998 that were not paid until 1999.

(7) Mr. Talley joined the Company as Executive Vice President Professional Services on June 15, 1998.

(8) Mr. Pekkala joined the Compay as Vice President and Controller on March 29, 1999.

(9) Mr. Pizzagoni joined the Company as Executive Vice President of Sales on October 29, 1999.

(10) Mr. Bradner joined the Company and became its Chairman and Chief Executive Officer effective March 14, 1996. Effective May 14, 1999, Mr. Bradner resigned as an officer and director of the Company. See "Employment Agreements."

(11) Mr. Bradner's compensation in 1999 included $136,818 in regular earnings and $173,125 in severance pay. See "Employment Agreements."

(12) Mr. Miller joined the Company and became its Vice President, Chief Financial Officer, Secretary and Treasurer in December 1995. As of March 31, 1998, Mr. Miller assumed the additional role of President of Syntellect Interactive Services, Inc. Effective March 31, 2000, Mr. Miller resigned as an officer of the Company.

(13) The amount shown for Mr. Miller's bonus includes a bonus for $42,500 which was earned in 1998 and not paid until 1999.

(14) Mr. Nussrallah joined the Company and became its President and Chief Operating Officer effective March 14, 1996. Effective March 31, 1998, Mr. Nussrallah resigned as an officer of the Company. See "Employment Agreements."

(15) Mr. Nussrallah's compensation in 1999 was all severance pay.

(16) Mr. Nussrallah's compensation in 1998 included $86,000 in regular earnings and $148,750 in severance pay.

(17) Mr. Pamplin joined the Company and became its Vice President and Controller on June 2, 1997. Mr. Pamplin was promoted to Vice President, Chief Financial Officer, Secretary and Treasurer on August 13, 1998. Effective December 31, 1999, Mr. Pamplin resigned as an officer of the Company. See "Employment Agreements."

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning the grants of stock options to the Named Executive Officers pursuant to the Company's Long-term Incentive Plan during the fiscal year ended December 31, 1999. No Stock Appreciation Rights ("SARs") were granted during 1999.

                                                  Individual Grants (1)
                             -------------------------------------------------------------
                                                                                               Potential Realizable
                                Number of         Percent of                                 Value at Assumed Annual
                                Securities      Total Options     Exercise                     Rates of Stock Price
                                Underlying        Granted to      Price Per                  Appreciation for Option
                                 Options         Employees in       Share      Expiration            Term (2)
Name                         Granted (#)(3)      Fiscal Year      ($/Share)       Date             5% ($)      10% ($)
----                         --------------      -----------      ---------       ----             ------      -------
Anthony V. Carollo Jr.                100,000       13.5%           1.44      5/14/09              90,404      229,100
                                      250,000       33.8%           1.81      11/4/09             284,968      722,165
                                      -------       -----                                         -------      -------
                                      350,000       47.3%                                         375,372      951,265

W. Scott Coleman                            0                                                           0            0
Michael L. Talley                      30,000        4.1%           2.50      2/18/09              47,167      119,531

Keith A. Pekkala                        5,000        0.7%           1.44      5/14/09               4,520       11,455
                                        5,000        0.7%           1.47      7/28/09               4,618       11,704
                                        -----        ----                                           -----       ------
                                       10,000        1.4%                                           9,138       23,159

Steven M. Pizzagoni                    50,000        6.8%           1.81      11/4/09              56,994      144,432
J. Lawrence Bradner                         0
Neal L. Miller                              0                                                           0            0
Steve G. Nussrallah                         0                                                           0            0
Peter W. Pamplin                       30,000        4.1%           2.50      2/18/09              47,167      119,531

(1) All options were granted at the fair market value (the closing price of the Common Stock on The Nasdaq Stock Market, as reported in The Wall Street Journal) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(2) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment with the Company throughout the vesting period. The amounts reflected in this table will not necessarily be achieved.

(3) All options granted in 1999 are exercisable commencing one year from the date of grant, with 24% of the shares of Common Stock subject to the options vesting at that time and an additional 2% vesting monthly thereafter until the options are fully vested.

                          FISCAL YEAR END OPTION VALUES

      The following table sets forth information concerning the fiscal year end value of unexercised options held by the Named Executive Officers. No Named Executive Officer exercised options in 1999.

                                                   Number of Securities                    Value of Unexercised
                                            Underlying Unexercised Options at              In-the-Money Options
                                                   Fiscal Year End (#)                  at Fiscal Year End ($) (1)
                                            ------------------------------------       ------------------------------
Name                                             Exercisable       Unexercisable       Exercisable      Unexercisable
----                                             -----------       -------------       -----------      -------------
Anthony V. Carollo Jr................                  3,200             356,800             4,000            461,625
W. Scott Coleman.....................                172,500              87,500            61,250             95,000
Michael L. Talley....................                 10,800              49,200            11,475             35,400
Keith A. Pekkala.....................                      0              10,000                 0             15,469
Steven M. Pizzagoni..................                      0              50,000                 0             59,375
J. Lawrence Bradner..................                282,852                   0           602,475                  0
Neal L. Miller.......................                 65,200              69,800            43,750             81,250
Steve G. Nussrallah..................                282,852                   0           602,475                  0
Peter W. Pamplin.....................                  9,700                   0             2,750                  0

(1) Options are considered to be "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns represent the difference between the closing price of the Common Stock on December 31, 1999 ($3.00), and the exercise price of the options. In those instances where the exercise price of the options exceeds the fair market value, no value has been reported.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program was administered in 1999 by a two-member Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee, who are not employees of the Company, have furnished the following report on executive compensation:

 Executive Compensation Policies

      Overview. The Company compensates its executives through a combination of short-term and long-term compensation programs. The principal components of executive compensation are base salary, an annual bonus program, or, in the case of marketing and sales personnel, sales commissions, and stock-based compensation incentives. The Committee believes that this balanced approach to compensation helps the Company attract and retain senior executives and rewards executives for their collective and individual contribution to the leadership and the short-term and long-term growth and profitability of the Company.

      Base Salary. The foundation of the Company's executive compensation package is base salary. Each executive receives a base salary which, when aggregated with their maximum bonus amount or potential sales commissions, is intended to be commensurate with his or her responsibilities and level of performance and competitive with similarly situated executives in the telecommunications industry. Among the elements that the Committee considers in setting an executive's base salary for the year are: (i) the executive's position relative to other executives in the Company, (ii) any promotions achieved or changes in responsibility, (iii) the achievement of performance objectives set by the Committee, and (iv) compensation information provided by independent surveys and outside consultants relating to the compensation of similarly situated executives in the telecommunications industry.

      Annual Bonus Program. The second aspect of the Company's executive compensation package is the annual bonus. Over the past several years, the Company has established an annual bonus program for its executive officers at the beginning of each fiscal year. Under this program, the Committee sets a target bonus amount for each executive, which is tied to achievement of certain financial performance objectives that relate directly to the Company's operating plan for the year. This program is also approved by the Board of Directors. The amount of the annual bonus varies with the position and the role of the executive within the Company. In addition, special bonuses may be awarded to an executive for any reason that the Board of Directors or the Committee deems appropriate.

     At the end of 1999, the Committee reviewed the performance of the Company's executives in relation to the bonus program. The Company did not achieve the financial performance targets established at the beginning of the year. As a result, only two bonuses were paid.

     Stock-Based Compensation Incentives. The third aspect of the Company's executive compensation package is stock-based compensation incentives or stock options. The Committee believes that executives with an equity stake in the Company will have interests that are more closely aligned with the interests of the Company's stockholders and that this will encourage them to remain with the Company. Toward this end, the Committee grants options to Company executives from time to time. Historically, all options granted have had exercise prices set at the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price of the Common Stock on The Nasdaq Stock Market.

     In selecting recipients and the number of options granted in 1999, the Committee looked to several criteria, including (i) options granted to executives at other technology companies, (ii) options granted to other executives within the Company, (iii) the individual executive's specific role and performance with the Company, and (iv) the Company's overall performance.

Compensation Committee Interlocks and Insider Participation

     The Committee is comprised of outside directors, none of whom have any interlocking relationships with the Company.

Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, as amended, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four highest-paid employees of the corporation.

     Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. The Committee currently does not anticipate that any executive will exceed the $1 million limit. It is the policy of the Company to comply with Section 162(m), and it will continue to do so to the extent such compliance is consistent with the best interests of the Company's stockholders. The Committee will continue to review the impact of this tax code section and make appropriate recommendations to stockholders in the future.

Employment Agreements

     On November 1, 1998, the Company entered into an employment agreement with Mr. Bradner, whereby he would serve as the Chairman and Chief Executive Officer of the Company. The employment agreement provided Mr. Bradner with an annual salary of $252,000 beginning on November 1, 1998 and ending on December 31, 1998. The employment agreement also provided that Mr. Bradner receive an annual salary of $277,000 beginning on January 1, 1999 and ending December 31, 1999. In the event of termination without cause, Mr. Bradner is to receive twelve (12) months salary plus health benefits. Effective May 14, 1999, Mr. Bradner resigned as an officer and director of the Company. His resignation was deemed to be a termination without cause, accordingly, Mr. Bradner's salary of $277,000 per year and health benefits will continue through May 14, 2000. In addition, the agreement provides that Mr. Bradner's option to purchase 282,852 shares of Common Stock at a purchase price of $0.87 per share not be affected by his resignation as an officer of the Company.

      On August 24, 1998, the Company entered into an employment agreement with Mr. Miller, whereby he would serve as the President of Syntellect Interactive Services. The employment agreement provided Mr. Miller with an annual salary of $170,000 beginning on August 24, 1998 and ending on December 31, 1998. The employment agreement also provided that Mr. Miller would receive an annual salary of $180,000 beginning on January 1, 1999 and ending December 31, 1999. In the event of termination without cause, Mr. Miller would have received six (6) months salary plus health benefits. The agreement terminated on December 31, 1999. Mr. Miller resigned as an officer of the Company on March 31, 2000.

     On September 19, 1998, the Company entered into an employment agreement with Mr. Coleman, whereby he would serve as the President of Call Center Systems. The employment agreement provided Mr. Coleman with an annual salary of $185,000 beginning on September 19, 1998 and ending December 31, 1998. The employment agreement also provided that Mr. Coleman would receive an annual salary of $210,000 beginning on January 1, 1999 and ending on December 31, 1999. The agreement terminated December 31, 1999, and Mr. Coleman continues as an at-will employee.

     On November 1, 1998, the Company entered into an employment agreement with Mr. Pamplin, whereby he would serve as the Chief Financial Officer. The employment agreement provided Mr. Pamplin with an annual salary of $120,000 beginning on November 1, 1998 and ending December 31, 1998. The employment agreement also provided that Mr. Pamplin would receive an annual salary of $130,000 beginning on January 1, 1999 and ending on December 31, 1999. Mr. Pamplin resigned as an officer of the Company on December 31, 1999. In accordance with the agreement, Mr. Pamplin will receive health benefits and a continuation of his annual salary of $130,000 through June 30, 2000.

     Effective March 31, 1998, Mr. Nussrallah resigned as an officer of the Company and elected not to stand for re-election as a director of the Company. The Company and Mr. Nussrallah entered into a Separation Agreement dated February 20, 1998 which provided for the continuation of Mr. Nussrallah's annual salary of $210,000 and medical insurance coverage through March 31, 1999. In addition, the Separation Agreement provides that Mr. Nussrallah's option to purchase 282,852 shares of Common Stock at a purchase price of $0.87 per share not be affected by his resignation as an officer of the Company.

     The Company has no employment agreements or change-in-control arrangements with any other executive officers.

     This report is made by William P. Conlin, and Michael R. Bruce, the members of the Company's Compensation Committee during fiscal 1999.

                                         COMPENSATION COMMITTEE

                                         William P. Conlin
                                         Michael R. Bruce


BOARD OF DIRECTORS AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the audited financial statements with the Company's management, and has discussed with the independent auditors the matters required to be discussed by SAS 61, as in effect on the date the audit was completed.

      The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as in effect on the date the audit was completed, and has discussed with the independent accountant the independent accountant's independence.

      Based on the review and discussions referenced above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities Exchange Commission. The audited financial statements have been included in the Company's Annual Report on Form 10-K.

     As of March 20, 2000, the members of the Audit Committee are Michael R. Bruce, William P. Conlin and Michael D. Kaufman. Each member of the Audit Committee is an independent director within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

     The Company has not adopted a written charter for the Audit Committee. The Company has requested that its counsel prepare and submit to the Board of Directors for review and approval, a written charter for the Audit Committee.

                                         AUDIT COMMITTEE

                                         Michael R. Bruce
                                         William P. Conlin
                                         Michael D. Kaufman

                          STOCK PRICE PERFORMANCE GRAPH

       The graph below compares the cumulative total return on the Company's Common Stock with The Nasdaq Stock Market index (U.S. companies) and an index consisting of Nasdaq Telecommunications Stocks (U.S. and foreign) for the period from December 31, 1994 to December 31, 1999. The comparison assumes that $100 was invested on December 31, 1994, in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

                                       12/31/94      12/30/95      12/29/96       12/31/97    12/31/98     12/31/99
                                       --------      --------      --------       --------    --------     --------
Syntellect Inc                             $100          $49           $ 60          $26         $ 36         $ 43
NASDAQ Stock Market (U.S. Companies)       $100          $141          $174          $213        $300         $556
NASDAQ Telecommunications Stocks           $100          $131          $134          $195        $324         $572

                                   PROPOSAL 2

      APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1,500,000 TO 2,100,000 SHARES

      The Shareholders are being asked to approve an amendment to the Syntellect Inc. Long Term Incentive Plan (the "Plan"), which increases the number of shares of Common Stock authorized for issuance thereunder from 1,500,000 to 2,100,000 shares. As of March 20, 2000, 21,344 shares remained available for issuance under the Plan. The full text of the Plan is incorporated by reference from
Exhibit 10.4 to the Company's 1996 Annual Report on Form 10-K.

      The Plan permits the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, restricted stock, dividend equivalents and other stock-based awards. Incentive and non-qualified stock options may be granted at a price not less than the fair market value of the Common Stock at the date of grant, generally become exercisable over a 50 month period commencing on the date of grant, and expire in ten years. The Plan terminates in February 2005.

      The Board of Directors believes that the Plan is a key component of the Company's compensation package, and that the grant of options strengthens the personal link between the Company's interests and those of its employees. The Board of Directors believes the availability of stock options affords the Company the ability to attract, retain and motivate its employees, whose judgment and special effort are required for the Company to achieve success.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is required for approval of the Plan amendment.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE LONG TERM INCENTIVE PLAN AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT.


                                   PROPOSAL 3

    APPROVAL OF AN AMENDMENT TO THE COMPANY'S NONEMPLOYEE DIRECTOR STOCK PLAN

      The Shareholders are being asked to approve an amendment to the Syntellect Inc. Non-employee Director Stock Plan (the "Director Plan"), which increases from 2,000 to 5,000, the number of shares of Common Stock to be issued to granted annually to the Company's directors. The full text of the Director Plan is incorporated herein by reference to Exhibit B to the Company's Proxy Statement for the 1995 Annual Meeting of Stockholders.

      The Director Plan provides for each non-employee director to receive two types of options grants to purchase the Company's Common Stock: a one-time grant to purchase 10,000 shares of the Company's Common Stock on the third business day after the non-employee director is first elected or appointed to the Board of Directors, and an annual grant to purchase 2,000 shares of the Company's Common Stock on each June 1 during such directors term. A non-employee director must be a member of the Board of Directors on the relevant June 1 to receive the annual option to purchase. The amendment would increase the annual option grant from 2,000 shares of Common Stock to 5,000 shares of Common Stock. The exercise price of options granted under the Director Plan must be the fair market value of the Company's Common Stock on the date of grant, and such options generally expire ten years from the date of grant.

      The Board of Directors believes that the Director Plan promotes the success and enhances the value of the Company by creating the ability to attract and retain the services of experienced and knowledgeable individuals as directors of the Company. The Director Plan also provides directors with an incentive to work in the best interests of the Company and its shareholders.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is required for approval of the Director Plan amendment.


      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE DIRECTOR PLAN AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT.


                                   PROPOSAL 4

      RATIFICATION OF INDEPENDENT AUDITORS

      The Company is asking the shareholders to ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is required to ratify the selection of KPMG LLP.

      In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

      KPMG LLP has audited the Company's financial statements annually since 1990. Its representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE RETENTION OF KPMG LLP AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE RATIFICATION.


                              STOCKHOLDER PROPOSALS

      Stockholder proposals may be submitted for inclusion in the Company's 2001 proxy material after the 2000 Annual Meeting. Proposals must be in writing, and sent via registered, certified, or express mail to: Secretary, Syntellect Inc., 20401 North 29th Avenue, Phoenix, Arizona 85027. Facsimile, E-mail or other forms of electronic submissions will not be accepted.

      The Company's bylaws provide that a stockholder proposal may be acted upon at an annual meeting of stockholders only if the stockholder gives notice to the Company of such proposal in conformity with the requirements of the bylaws (not less than 90 nor more than 120 days prior to the annual meeting). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals not be considered if such notice has not been given.


                           INCORPORATION BY REFERENCE

      The Company hereby incorporates by reference into this Proxy Statement, the following information contained in its Annual Report on Form 10-K, a copy of which accompanies this Proxy Statement: Market for the Registrant's Common Equity and Related Stockholder Matters, Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, Financial Statements and Supplementary Data, and Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

                                  OTHER MATTERS

      The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. As of the date of this Proxy Statement, the Company knows of no matters to be brought before the Annual Meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

                                         SYNTELLECT INC.
                                         /s/ Timothy P. Vatuone
                                         Timothy P. Vatuone
                                         Secretary

April 24, 2000

PROXY

                                 SYNTELLECT INC.

                       2000 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony V. Carollo and Timothy P. Vatuone, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated below, all shares of Common Stock of SYNTELLECT, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, June 1, 2000, at 10:30 a.m., Phoenix, Arizona time at Syntellect Corporate Headquarters located at 20401 North 29th Avenue, Phoenix, Arizona 85027 and at any and all adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, upon the matter described in the accompanying Notice and Proxy Statement for the Annual Meeting of Stockholders, receipt of which is hereby acknowledged and upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTIONS ARE INDICATED, WILL BE VOTED FOR PROPOSAL ONE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


                       (TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
           [UP ARROW GRAPHIC] FOLD AND DETACH HERE [UP ARROW GRAPHIC]

                                                            Please mark
                                                           your votes as   [X]
                                                            indicated in
                                                            this example.


                                                                                     VOTE FOR                WITHHOLD
                                                                                all nominees listed   all nominees listed
                                                                                       [    ]                  [    ]
1. RE-ELECTION OF DIRECTORS:

   Nominees: Anthony V. Carollo and Michael D. Kaufman

   Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.


------------------------------------------------------------------------------

                                                                                         FOR                 AGAINST         ABSTAIN
                                                                                    RATIFICATION          RATIFICATION
2. Ratification of amendment to the Company's Long-term Incentive Plan                 [    ]                  [    ]         [   ]

3. Ratification of amendment to the Company's Non-employee Director Stock Plan         [    ]                  [    ]         [   ]

4. Ratification of appointment of KPMG LLP as independent auditors of the              [    ]                  [    ]         [   ]
Company for the fiscal year ending December 31, 2000:



Signature(s)__________________________________________ Date____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give a title as such.



-------------------------------------------------------------------------------
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